Virginia Gold Mines Inc. Third Quarterly of 2005-2006 Message from the President
Virginia is pleased to present its fiscal 2005-2006 third quarter results along with a summation of exploration activities for this period.

Éléonore
The important drilling program undertaken in the fall of 2004 ended in December 2005. Drilling returned excellent results and allowed the definition of the Roberto system of over nearly 2 km and to a depth of 900 m.

Other projects
During this quarter, Virginia has acquired 100% of the Poste Lemoyne project of which 50% was held by GlobeStar Mining. This project and the resource contained add to Virginia’s portfolio of properties which is one of the most significant in Quebec.

Exploration Budget
Virginia’s exploration budget is of $14 million for 2005-2006, of which around $6.6 million are financed by our different partners and various government exploration incentive programs. Debt free, the company’s working capital was, as of November 31, 2005 slightly over $34 million.

André Gaumond, President

Virginia's team awarded the title "Entrepreneur of the year 2005"

Highlights:

September 7, 2005 – Eleonore project: Persistency of high grades at depth - the Roberto system now traced laterally over 1.5 Km Falconbridge abandons its option on Coulon

October 6, 2005 – The Roberto system now traced over 1.9 km and to a vertical depth of 720 m

October 31, 2005 – Acquisition of a 100% interest in the Poste Lemoyne property

November 8, 2005 – Éléonore project Roberto yields its best-ever intersection with 22.56 g/t Au / 15 m. The mineralized system now confirmed to a depth of 900 m.

Éléonore camp

Pierre Vaillancourt; Orion Securities
Don Poirier; First Associates
Trevor Turnbull; Wellington West
wrote news letters on Virginia and the Éléonore project during the third quarterly period.

All documents are available upon request or can be found on Virginia’s website: www.virginia.qc.ca

VIRGINIA GOLD MINES INC.
(an exploration company)
Consolidated Interim Balance Sheet (unaudited)
(expressed in Canadian dollars)

	As at	As at
	November 30	February 28
	2005	2005
	$	$

ASSETS

Current assets
Cash and cash equivalents	4 227 346	7 318 302
Short-term investments (quoted market value $24 483 981; $9 664 926 as at February 28, 2005)	23 174 027	8 196 733
Amounts receivable	8 922 421	5 082 525
Prepaid expenses	62 657	64 111
	36 386 451	20 661 671

Deposit on exploration costs	--	49 430
Long-term investments (quoted market value $0; $42 500 as at February 28, 2005)	--	13 585
Office equipment, at cost less accumulated depreciation of $16 276 ($12 790 as at February 28, 2005)
	14 223	17 470
Mining properties (note 2)	16 309 409	8 205 876
Web site development expenses, at cost less accumulated amortization of $3 780 ($2 846 as at February 28, 2005)
	3 218	4 152
	52 713 301	28 952 184

LIABILITIES

Current liabilities
Accounts payable and accrued liabilities
Related companies	76 372	207 227
Others	1 458 620	706 289
	1 534 992	913 516

SHAREHOLDERS' EQUITY

Share capital (note 3a)	80 141 437	56 253 306
Warrants (note 3b)	527 876	554 380
Stock options (note 4a)	736 231	460 466
Unit options (note 4b)	213 389	--
Contributed surplus	1 274	1 274
Deficit	(30 441 898)	(29 230 758)
	51 178 309	28 038 668
	52 713 301	28 952 184

Subsequent event (note 6)

Approved by the Board of Directors, (s) André Gaumond , director (s) André Lemire , director

VIRGINIA GOLD MINES INC.
(an exploration company)
Consolidated Interim Statements of Deficit (unaudited)
For the three and nine-month periods ended November 30, 2005 and 2004
(expressed in Canadian dollars)

	2005	2004	2005	2004
	(3 months)	(3 months)	(9 months)	(9 months)
	$	$	$	$

Balance - Beginning of period	30 194 612	24 810 652	29 230 758	24 495 209

Cancellation of stock options	--	--	--	53 734

Net loss for the period	247 286	437 677	1 211 140	699 386

Balance - End of period	30 441 898	25 248 329	30 441 898	25 248 329

VIRGINIA GOLD MINES INC.
(an exploration company)
Consolidated Interim Statements of Earnings (unaudited)
For the three and nine-month periods ended November 30, 2005 and 2004
(expressed in Canadian dollars)

	2005	2004	2005	2004
	(3 months)	(3 months)	(9 months)	(9 months)
	$	$	$	$

Revenues
Dividends	109 959	86 318	275 970	236 111
Interests	244 089	103 600	660 670	239 460
Fees	13 987	4 441	103 953	145 908
	368 035	194 359	1 040 593	621 479

Expenses
Professional and maintenance fees	130 659	74 083	443 494	210 901
Management fees	--	107 041	300 000	258 908
Rent and office expenses	237 727	147 444	605 816	333 546
Advertising and exhibitions	66 447	56 461	159 240	133 448
Travelling	16 476	30 527	140 328	78 201
Depreciation of office equipment	1 162	1 063	3 486	2 345
Amortization of Web site development expenses	311	390	934	1 091
General exploration costs	84 081	67 306	401 810	384 817
Grants, credit on duties refundable for losses
and refundable tax credit for resources	(35 589)	(30 192)	(95 768)	(255 416)
Cost of abandoned or written off mining properties	168 994	116 580	1 115 869	333 343
Bad debts	--	--	--	10 130
Loss (gain) on sale of short-term investments	(54 947)	68 888	(393 623)	(173 322)
Loss (gain) on sale of long-term investments	--	(7 555)	--	2 873
Gain on sale of mining properties	--	--	(429 853)	--
	615 321	632 036	2 251 733	1 320 865

Net loss for the period	(247 286)	(437 677)	(1 211 140)	(699 386)

Basic and diluted net
loss per share (note 5)	(0,005)	(0,012)	(0,027)	(0,019)

VIRGINIA GOLD MINES INC.
(an exploration company)
Consolidated Interim Statements of Cash Flows (unaudited)
For the three and nine-month periods ended November 30, 2005 and 2004
(expressed in Canadian dollars)

	2005	2004	2005	2004
	(3 months)	(3 months)	(9 months)	(9 months)
	$	$	$	$

Cash flows from operating activities
Net loss for the period	(247 286)	(437 677)	(1 211 140)	(699 386)
Items not affecting cash and cash equivalents
Cost of abandoned or written off mining properties	168 994	116 580	1 115 869	333 343
Depreciation of office equipment	1 162	1 063	3 486	2 345
Amortization of Web site development expenses	311	390	934	1 091
Stock-based compensation costs	6 263	--	341 068	99 736
Loss (gain) on sale of short-term investments	(54 947)	68 888	(393 623)	(173 322)
Gain on sale of mining properties	--	--	(429 853)	--
Loss (gain) on sale of long-term investments	--	(7 555)	--	2 873
	(125 503)	(258 311)	(573 259)	(433 320)

Net change in non-cash working capital items
Income taxes recoverable	--	13 694	--	--
Amounts receivable	(1 124 775)	(1 653 877)	(462 321)	(1 839 096)
Prepaid expenses	(5 340)	(1 696)	1 454	151 292
Accounts payable and accrued liabilities	(554 063)	(960)	(72 959)	90 192
	(1 809 681)	(1 901 150)	(1 107 085)	(2 030 932)

Cash flows from financing activities
Share capital issued	383 949	2 257 197	24 270 156	2 460 991
Share issue expenses	(2 354)	(4 573)	(1 300 443)	(4 573)
Stock options cancelled	--	--	--	(53 734)
	381 595	2 252 624	22 969 713	2 402 684

Cash flows from investing activities
Variation in short-term investments	(649 027)	2 159 189	(14 136 001)	(47 634)
Variation in deposit on exploration costs	--	50 080	49 430	(49 430)
Variation in long-term investments	--	34 973	--	10 847
Additions to mining properties	(3 811 279)	(1 629 366)	(10 866 774)	(4 148 919)
Grants received	--	--	--	22 500
Additions to office equipment	--	(1 450)	(239)	(6 391)
Web site development expenses	--	(576)	--	(701)
	(4 460 306)	612 850	(24 953 584)	(4 219 728)

Net change in cash and cash equivalents	(5 888 392)	964 324	(3 090 956)	(3 847 976)
Cash and cash equivalents - Beginning of period	10 115 738	4 131 366	7 318 302	8 943 666
Cash and cash equivalents - End of period	4 227 346	5 095 690	4 227 346	5 095 690

Additional information
Interest received	146 346	90 467	446 701	395 974
Income taxes paid	294	--	464	4 246
Items not affecting cash and cash equivalents related to financing and investing activities

Long-term investments transferred in short-term investments	13 585	--	13 585	12 405
Credit on duties refundable for losses and refundable tax credit receivable related to exploration costs accounted for against mining properties	7 256 119	3 205 933	7 256 119	3 205 933
Acquisition of mining properties included in accounts payable and accrued liabilities	1 488 356	1 309 188	1 488 356	1 309 188
Stock options exercised and included in share capital	16 083	17 638	65 303	43 005
Warrants exercised and included in share capital	6 875	--	577 275	--
Warrants granted and included in share capital	--	--	550 771	147 793
Warrants exercised and included in share issue expenses	--	--	26 382	--
Unit options granted and included in share issue expenses	--	--	249 301	--
Unit options exercised and included in share capital	35 912	--	35 912	--
Stock options granted and included in share capital	6 263	--	341 068	--
Sale of mining properties in consideration of short-term investments	--	--	434 085	--
Acquisition of mining properties in consideration of the issuance
of shares	1 040 000	--	1 040 000	--

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

1 Interim financial information

The financial information as at November 30, 2005 and for the three and nine-month periods ended November 30, 2005 and 2004 is unaudited. However, in the opinion of management, all adjustments necessary to present fairly the results of these periods have been included. The adjustments made were of a normal recurring nature. Consolidated interim results may not necessarily be indicative of results anticipated for the year.

These consolidated interim financial statements have been prepared in accordance with Canadian generally accepted accounting principles and use the same accounting policies and methods used in the preparation of the company’s most recent annual financial statements. All disclosures required for annual financial statements have not been included in these financial statements. These consolidated interim financial statements should be read in conjunction with the company’s most recent annual financial statements.

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

2	Mining properties
						Option payments, mining properties abandoned, written off or sold, credit on duties refundable for losses refundable tax credit for resources and grants

		# claims # permits	Undivided interest	Balance as at March 1 2005	Costs incurred		Balance as at November 30 2005
			%	$	$	$	$

	Corvet Est	723
	Mining property		100	55 401	--	(25 000)	30 401
	Exploration costs			950 271	751	86 707	1 037 729
				1 005 672	751	61 707	1 068 130

	Coulon	1 186
	Mining property		100	109 429	58 742	(25 930)	142 241
	Exploration costs			688 477	22 950	(110 151)	601 276
				797 906	81 692	(136 081)	743 517

	Auclair	240
	Mining property		100	239 138	12 268	--	251 406
	Exploration costs			146 567	2 887	(1 328)	148 126
				385 705	15 155	(1 328)	399 532

	Lac Gayot	75
	Mining property	4	50	38 731	8 929	--	47 660
	Exploration costs			682 741	5 866	10 637	699 244
				721 472	14 795	10 637	746 904

	Poste Lemoyne Ext.	211
	Mining property		100	15 455	1 050 890	--	1 066 345
	Exploration costs			417 258	5 412	6 775	429 445
				432 713	1 056 302	6 775	1 495 790

	Lac Noëlla	20
	Mining property	1	100	36 833	--	(36 833)	--
	Exploration costs			317 619	365 520	(668 771)	14 368
				354 452	365 520	(705 604)	14 368

			(forward)	3 697 920	1 534 215	(763 894)	4 468 241

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

Option payments, mining properties abandoned, written off or sold, credit on duties refundable for losses, refundable tax credit for resources and grants

			Balance as at March 1 2005			Balance as at November 30 2005
	# claims # permits	Undivided interest		Costs incurred

		%	$	$	$	$

	(brought forward)		3 697 920	1 534 215	(763 894)	4 468 241

Eleonore	1 130
Mining property		100	160 994	31 130	--	192 124
Exploration costs			2 772 151	12 463 455	(5 498 986)	9 736 620
			2 933 145	12 494 585	(5 498 986)	9 928 744

Megatem	882
Mining property		45	23 768	--	--	23 768
Exploration costs			696 962	311 290	(111 773)	896 479
			720 730	311 290	(111 773)	920 247

Megatem III	463
Mining property		49	--	--	--	--
Exploration costs			207 097	--	--	207 097
			207 097	--	--	207 097

Others
Mining properties			317 457	157 711	(134 628)	340 540
Exploration costs			329 527	656 978	(541 965)	444 540
			646 984	814 689	(676 593)	785 080
			8 205 876	15 154 779	(7 051 246)	16 309 409

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

Statements of Deferred Exploration Expenses
	Three-Month Periods Ended		Nine-Month Periods Ended
	November 30		November 30

	2005	2004	2005	2004
	$	$	$	$

Balance - Beginning of period	13 105 799	9 874 768	8 205 876	8 438 219

Expenses incurred during the period

Claims and permits	1 191 883	138 416	1 319 670	280 790
Analyses	288 163	115 173	802 394	226 468
Drilling	1 883 885	1 558 205	6 209 923	2 494 101
Geophysics	1 343	10 220	350 437	248 995
Geology	319 154	378 961	1 725 161	717 108
Stripping	59 104	109 860	206 531	212 094
Transport	600 017	562 535	2 301 161	1 140 329
Blasting	7 009	--	39 577	12 494
Salaries	807 258	361 985	1 948 160	757 918
Accomodation	76 769	66 725	251 765	124 484
	5 234 585	3 302 080	15 154 779	6 214 781

Option payments	--	(10 000)	(25 000)	(40 000)
Mining properties abandoned, written off or sold	(168 994)	(116 580)	(1 121 766)	(333 343)
Credit on duties refundable for losses and	--	--	--	--
refundable tax credit for resources	(1 861 981)	(1 606 803)	(5 904 480)	(2 836 192)
	(2 030 975)	(1 733 383)	(7 051 246)	(3 209 535)

Balance - End of period	16 309 409	11 443 465	16 309 409	11 443 465

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

3 Share Capital

a) Authorized
Unlimited number of common shares, voting and participating, with no par value

Variation of issued and fully paid share capital

	Number	Stated value

$
Balance as at March 1, 2005	38 959 078	56 253 306
Stock options exercised	569 389	567 819
Warrants exercised	2 039 387	4 855 179
Unit options exercised	33 960	175 148
Acquisition of mining property	160 000	1 040 000
Private placements	4 280 000	17 249 985
Balance as at November 30, 2005	46 041 814	80 141 437

* Net of share issue expenses of $1 576 126.

b) Warrants

	Number
		Carrying value	Weighted average exercise price
		$	$
Outstanding as at March 1, 2005	1 988 022	554 380	2,01
Granted	1 003 499	550 771	5,48
Exercised	(2 030 897)	(577 275)	2,08
Outstanding as at November 30, 2005	960 624	527 876	5,48

Warrants expire at the latest on September 11, 2006.

The fair value of warrants granted during the nine-month period ended November 30, 2005 was estimated using the
Black-Scholes model with the following assumptions:

Risk-free interest rate 2.90%
Expected volatility 55%
Dividend yield Nil
Weighted average expected life 12 months
Weighted average fair value $0.549

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

4 a) Stock option plan

The company established a stock option plan under which certain key employees, officers, directors and suppliers may be granted stock options of the company. A maximum of 6 480 842 stock options (maximum of 5% of the number of common shares outstanding in favour of one person) may be granted.

Options granted expire after a maximum period of ten years following the date of grant. There is no vesting period.

The following table presents the stock option activity since March 1, 2005 and summarizes information about fixed stock options outstanding and exercisable as at November 30, 2005.

			Weighted
			average
			exercise
	Number	Carrying value	price
		$	$

Outstanding and exercisable as at March 1, 2005	2 213 309	460 466	1,02
Granted	213 000	341 068	6,91
Exercised	(569 389)	(65 303)	0,88

Outstanding and exercisable as at November 30, 2005	1 856 920	736 231	1,74

The following table presents the stock options outstanding and exercisable as at November 30, 2005.

		Weighted
		average	Weighted
		remaining	average
		contractual	exercise
	Number	life	price
		(years)	$
Range of exercise prices

$0.43 to $0.90	1 307 920	3,76	0,73
$1.23 to $1.42	188 000	8,36	1,33
$3.62	148 000	9,13	3,62
$6.88	203 000	9,64	6,88
$7.55	10 000	1,27	7,55

The fair value of stock options granted during the nine-month period ended November 30, 2005 was estimated using the Black-Scholes model with the following assumptions:

Risk-free interest rate 2,95%
Expected volatility 57%
Dividend yield Nil
Weighted average expected life 12 months
Weighted average fair value of options granted $1.601

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

b) Unit options

The following table presents the unit option activity since March 1, 2005 and summarizes information about unit options outstanding and exercisable as at November 30, 2005.

Weighted
			Weighted	average
			average	remaining
			exercise	contractual
	Number	Carrying value	price	life
		$	$	(years)

Outstanding and exercisable as at March 1, 2005	--	--	--	--
Granted	235 800	249 301	4,10	--
Exercised	(33 960)	(35 912)	4,10	--

Outstanding and exercisable as at November 30, 2005	201 840	213 389	4,10	0,27

Each unit option will give right to one common share and a quarter of a warrant.
Weighted
			Weighted	average
			average	remaining
			exercise	contractual
	Number	Carrying value	price	life
		$	$	(years)

Warrants outstanding and exercisable from unit
options as at March 1, 2005	--	--	--	--
Granted	8 490	4 534	5,40	--
Exercised	(8 490)	(4 534)	5,40	--
Warrants outstanding and exercisable from unit
options as at November 30, 2005	--	--	--	--

The fair value of unit options granted during the nine-month period ended November 30, 2005 was estimated using the Black-Scholes model with the following assumptions:

Risk-free interest rate 2,77%
Expected volatility 56%
Dividend yield Nil
Weighted average expected life 12 months
Weighted average fair value of options granted $1.601

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

5	Net loss per share
		Three-Month Periods Ended		Nine-Month Periods Ended
		November 30		November 30

		2005	2004	2005	2004
		$	$	$	$

Basic weighted average number of shares
	oustanding	45 849 407	37 060 686	44 960 520	36 786 797
	Stock options	1 481 684	1 494 082	1 606 472	1 269 855
	Unit options	91 579	--	78 760	--
	Warrants	229 042	237 409	324 787	11 770

Diluted weighted average number of shares
	outstanding	47 651 712	38 792 177	46 970 539	38 068 422

Items excluded from the calculation of diluted loss per share because the exercise price was greater than the average quoted value of the common shares

	Stock options	10 000	--	213 000	--
	Warrants	21 000	--	21 000	2 694 000

6 Subsequent event

a) In December 2005, the company has entered into an agreement whereby Goldcorp Inc. will acquire all of the issued and outstanding shares of Virginia Gold Mines Inc.

Under the agreeement, each shareholder of the company will receive 0.40 share of Goldcorp Inc. and 0.50 share of 648563 Canada Inc., a wholly-owned subsidiary of the company, for each issued share of the company. The company will transfer to 648563 Canada Inc., except for the Eleonore project, all assets and liabilities and a sliding scale of a 2% net shelter return royalty on the Eleonore property in consideration of the issuance by 648563 Canada Inc. of common shares of its share capital.

Completion of the transaction is subject to the approval by the company's shareholders and the receipt of regulatory approvals, including the approval of the Toronto Stock Exchange. The transaction is expected to be closed in the first quarter of 2006.

b) In December 2005, the company granted Exploration Matamec Inc. the option to acquire a 50% interest in the La Grande Est property (previously a part of La Grande Sud) for a cash consideration of $50 000 and $600 000 in exploration works before October 31, 2008.

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

7 Differences between Canadian and U.S. GAAP

These consolidated interim financial statements have been prepared in accordance with Canadian GAAP which differ in certain respects from U.S. GAAP. Note 17 to the company’s most recent annual financial statements describes the material differences between Canadian and U.S. GAAP. This note describes additional changes that have been brought since the most recent annual financial statements and provides a quantitative analysis of the material differences. All disclosures required in annual financial statements under U.S. GAAP have not been provided in these consolidated interim financial statements.

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

Reconciliation of net loss to conform with U.S. GAAP

The following table sets out the material adjustments to the company's reported net loss and net loss per share which would be made to conform with U.S. GAAP.

	Three-Month Periods Ended		Nine-Month Periods Ended
	November 30		November 30

	2005	2004	2005	2004
	$	$	$	$

Net loss for the period in
accordance with Canadian GAAP	247 286	437 677	1 211 140	699 386
Mining properties	3 203 610	1 568 697	8 103 533	3 005 246
Stock options granted to non-employeesand repricing	(466 931)	1 254 877	1 099 507	963 654
Tax effect of flow-through shares	--	--	(50 250)	--

Net loss for the period in accordance
with U.S. GAAP	2 983 965	3 261 251	10 363 930	4 668 286

Other comprehensive loss
Unrealized (gains) losses on short-term investments	680 068	(2 275 645)	158 239	(2 266 984)
Unrealized (gains) losses on long-term investments	77 415	(181 546)	28 915	(145 324)
Comprehensive loss	3 741 448	804 060	10 551 084	2 255 978

Basic and diluted net loss per share
in accordance with U.S. GAAP	0,065	0,088	0,231	0,127

Basic and diluted weighted average number of shares issued and outstanding in accordance

with U.S. GAAP	45 849 407	37 060 686	44 960 520	36 786 797

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

The following summary sets out the material adjustments to the shareholders' equity and which would be made to conform with U.S. GAAP.

	As at	As at
	November 30	February 28
	2005	2005
	$	$

Share capital
Share capital in accordance with Canadian GAAP	80 141 437	56 253 306
Stock options	736 231	460 466
Unit options	213 389	--
Warrants	527 876	554 380
Stock-based compensation costs	4 828 608	3 729 101
Tax effect of flow-through shares	(475 674)	31 826

Share capital in accordance with U.S. GAAP	85 971 867	61 029 079

Contributed surplus
Contributed surplus in accordance with Canadian GAAP	1 274	1 274
Stock options cancelled	703 756	703 756
Contributed surplus in accordance with U.S. GAAP	705 030	705 030

Accumulated deficit
Deficit in accordance with Canadian GAAP	30 441 898	29 230 758
Mining properties	16 309 409	8 205 876
Stock-based compensation costs	5 532 364	4 432 857
Tax effect of flow-through shares	31 826	82 076

Deficit in accordance with U.S. GAAP	52 315 497	41 951 567

Other accumulated comprehensive income
Unrealized gains on short-term investments and exploration funds
Balance - Beginning of period	1 468 193	429 521
Unrealized gains (losses) occurred during the period	(158 239)	1 038 672

Balance - End of period	1 309 954	1 468 193

Unrealized gains on long-term investments
Balance - Beginning of period	28 915	148 360
Unrealized losses occurred during the period	(28 915)	(119 445)

Balance - End of period	--	28 915

Other accumulated comprehensive income	1 309 954	1 497 108

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

Balance Sheets
	As at	As at
	November 30	February 28
	2005	2005
	$	$

Current assets
Cash and cash equivalents	4 227 346	7 116 483
Exploration funds	--	201 819
Short-term investments	24 483 981	9 664 926
Amounts receivable	8 922 421	5 082 525
Prepaid expenses	62 657	64 111
	37 696 405	22 129 864

Deposit on exploration costs	--	49 430
Long-term investments	--	42 500
Office equipment	14 223	17 470
Web site development expenses	3 218	4 152
	37 713 846	22 243 416

Current liabilities
Accounts payable and accrued liabilities
Related companies	76 372	207 227
Others	1 966 120	756 539
	2 042 492	963 766

Shareholders' Equity
Share capital	85 971 867	61 029 079
Contributed surplus	705 030	705 030
Deficit	(52 315 497)	(41 951 567)
Other accumulated comprehensive income	1 309 954	1 497 108
	35 671 354	21 279 650
	37 713 846	22 243 416

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

Statements of Cash Flows
	Three-Month Periods Ended		Nine-Month Periods Ended
	November 30		November 30

	2005	2004	2005	2004
	$	$	$	$

Operating activities	(5 620 960)	(3 530 516)	(11 973 859)	(6 157 351)
Financing activities	3 161 952	4 780 685	23 171 532	7 202 267
Investing activities	(649 027)	2 242 217	(14 086 810)	(93 309)

Increase (decrease) in cash and cash equivalents	(3 108 035)	3 492 386	(2 889 137)	951 607

Cash and cash equivalents - Beginning of period	7 335 381	--	7 116 483	2 540 779

Cash and cash equivalents - End of period	4 227 346	3 492 386	4 227 346	3 492 386

Statements of Earnings

	Three-Month Periods Ended		Nine-Month Periods Ended
	November 30		November 30

	2005	2004	2005	2004
	$	$	$	$

Revenues	368 035	194 359	1 040 593	621 479
Expenses	(3 352 000)	(3 455 610)	(11 454 773)	(5 289 765)

Loss for the period before income taxes	(2 983 965)	(3 261 251)	(10 414 180)	(4 668 286)

Income taxes	--	--	(50 250)	--

Net loss for the period in accordance with U.S. GAAP	(2 983 965)	(3 261 251)	(10 363 930)	(4 668 286)